Exhibit 99.1

Wayfair Announces Fourth Quarter and Full Year 2022 Results

Q4 Net Revenue of $3.1 billion
22.1 million Active Customers

BOSTON, MA — February 23, 2023 — Wayfair Inc. ("Wayfair", "we", or "our") (NYSE: W), one of the world’s largest online destinations for the home, today reported financial results for its fourth quarter and full year ended December 31, 2022.
Fourth Quarter 2022 Financial Highlights
•Total net revenue of $3.1 billion decreased $151 million, down 4.6% year over year
•U.S. net revenue of $2.7 billion decreased $49 million, down 1.8% year over year
•International net revenue of $415 million decreased $102 million, down 19.7% year over year
•Gross profit was $893 million or 28.8% of total net revenue
•Net loss was $351 million and Non-GAAP Adjusted EBITDA was ($71) million
•Diluted loss per share was $3.26 and Non-GAAP Adjusted Diluted Loss Per Share was $1.71
•Net cash provided by operating activities was $98 million and Non-GAAP Free Cash Flow was ($19) million
•Cash, cash equivalents and short-term investments totaled $1.3 billion
Full Year 2022 Financial Highlights
•Total net revenue of $12.2 billion decreased $1.5 billion, down 10.9% year over year
•U.S. net revenue of $10.5 billion decreased $785 million, down 7.0% year over year
•International net revenue of $1.8 billion decreased $705 million, down 28.7% year over year
•Gross profit was $3.4 billion or 28.0% of total net revenue
•Net loss was $1.3 billion and Non-GAAP Adjusted EBITDA was ($416) million
•Diluted loss per share was $12.54 and Non-GAAP Adjusted Diluted Loss Per Share was $7.71
•Net cash used in operating activities was $674 million and Non-GAAP Free Cash Flow was ($1.1) billion

“We are excited to see customers respond positively to improvements in our core recipe - with compelling pricing, faster delivery times and increasing availability bearing fruit in the form of market share gains,” said Niraj Shah CEO, co-founder and co-chairman, Wayfair.
“We enter 2023 as a lean, focused team driven by the same key priorities that defined much of 2022 - driving cost efficiency, nailing the basics, and earning customer and supplier loyalty every day. Although the short-term macroeconomic picture is unpredictable, we are confident in our ability to navigate its challenges and are reiterating our commitment to quickly reaching adjusted EBITDA profitability and then to positive free cash flow.”

Other Fourth Quarter Highlights
•Active customers totaled 22.1 million as of December 31, 2022, a decrease of 19.0% year over year
•LTM net revenue per active customer was $553 as of December 31, 2022, an increase of 10.4% year over year
•Orders per customer, measured as LTM orders divided by active customers, was 1.81 for the fourth quarter of 2022, compared to 1.89 for the fourth quarter of 2021
•Orders delivered in the fourth quarter of 2022 were 11.0 million, a decrease of 9.1% year over year
•Repeat customers placed 77.4% of total orders delivered in the fourth quarter of 2022, compared to 76.3% in the fourth quarter of 2021

•Repeat customers placed 8.5 million orders in the fourth quarter of 2022, a decrease of 7.6% year over year
•Average order value was $283 for the fourth quarter of 2022, compared to $269 for the fourth quarter of 2021
•In the fourth quarter of 2022, 61.7% of total orders delivered were placed via a mobile device, compared to 59.0% in the fourth quarter of 2021
Key Financial and Operating Metrics

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in millions, except LTM Net Revenue per Active Customer, Average Order Value and per share data)
Key Financial Statement Metrics:
Net revenue	$3,101	$3,252	$12,218	$13,708
Gross profit	893	881	3,416	3,895
Loss from operations	(330)	(196)	(1,384)	(94)
Net loss	(351)	(202)	(1,331)	(131)
Loss per share:
Basic	$(3.26)	$(1.92)	$(12.54)	$(1.26)
Diluted	$(3.26)	$(1.92)	$(12.54)	$(1.26)
Net cash provided by (used in) operating activities	98	89	(674)	410
Key Operating Metrics:
Active customers (1)	22	27	22	27
LTM net revenue per active customer (2)	$553	$501	$553	$501
Orders delivered (3)	11	12	40	52
Average order value (4)	$283	$269	$305	$265
Non-GAAP Financial Measures:
Adjusted EBITDA	$(71)	$(4)	$(416)	$614
Free Cash Flow	$(19)	$15	$(1,132)	$130
Adjusted Diluted (Loss) Earnings per Share	$(1.71)	$(0.92)	$(7.71)	$2.32
(1) The number of active customers represents the total number of individual customers who have purchased at least once directly from our sites during the preceding twelve-month period. The change in active customers in a reported period captures both the inflow of new customers as well as the outflow of existing customers who have not made a purchase in the last twelve months. We view the number of active customers as a key indicator of our growth.
(2) LTM net revenue per active customer represents our total net revenue in the last twelve months divided by our total number of active customers for the same preceding twelve-month period. We view LTM net revenue per active customer as a key indicator of our customers’ purchasing patterns, including their initial and repeat purchase behavior.
(3) Orders delivered represents the total orders delivered in any period, inclusive of orders that may eventually be returned. As we ship a large volume of packages through multiple carriers, actual delivery dates may not always be available, and as such we estimate delivery dates based on historical data. We recognize net revenue when an order is delivered, and therefore orders delivered, together with average order value, is an indicator of the net revenue we expect to recognize in a given period. We view orders delivered as a key indicator of our growth.
(4) We define average order value as total net revenue in a given period divided by the orders delivered in that period. We view average order value as a key indicator of the mix of products on our sites, the mix of offers and promotions and the purchasing behavior of our customers.

Webcast and Conference Call
Wayfair will host a conference call and webcast to discuss its fourth quarter and full year 2022 financial results today at 8 a.m. (ET). Investors and participants should register for the call in advance by visiting http://bit.ly/3qOzwoJ. After registering, instructions will be shared on how to join the call. The call will also be available via live webcast at http://bit.ly/3YaU6OF and supporting slides will be available at investor.wayfair.com. An archive of the webcast conference call will be available shortly after the call ends at investor.wayfair.com.
About Wayfair
Wayfair is the destination for all things home: helping everyone, anywhere create their feeling of home. From expert customer service, to the development of tools that make the shopping process easier, to carrying one of the widest and deepest selections of items for every space, style, and budget, Wayfair gives everyone the power to create spaces that are just right for them.
The Wayfair family of sites includes:
•Wayfair: Everything home — for a space that's all you.
•Joss & Main: The ultimate style edit for home.
•AllModern: All of modern, made simple.
•Birch Lane: A fresh take on the classics.
•Perigold: An undiscovered world of luxury design.
•Wayfair Professional: Just right for Pros.
Wayfair generated $12.2 billion in net revenue for full year 2022. Headquartered in Boston, Massachusetts with operations throughout North America and Europe.
Media Relations Contact:
Susan Frechette
PR@wayfair.com

Investor Relations Contact:
James Lamb
IR@wayfair.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this press release, including statements regarding our investment plans and anticipated returns on those investments, our future customer growth, our future results of operations and financial position, including our financial outlook, profitability goals, the financial impact and expected savings of our recent reduction in force, available liquidity and access to financing sources, our business strategy, plans and objectives of management for future operations, including our growth, expansion, and optimization initiatives, consumer activity and behaviors, including seasonal trends, e-commerce adoption trends, developments in our technology and systems and anticipated results of those developments, the impact of macroeconomic factors, including the rise in inflation and interest rates and the novel coronavirus (COVID-19) pandemic, and our response to such events, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions.
Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.
A list and description of risks, uncertainties and other factors that could cause or contribute to differences in our results can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. We qualify all of our forward-looking statements by these cautionary statements.

WAYFAIR INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,
	2022	2021
	(in millions, except share and per share data)
Assets:
Current assets
Cash and cash equivalents	$1,050	$1,706
Short-term investments	228	693
Accounts receivable, net	272	226
Inventories	90	69
Prepaid expenses and other current assets	293	318
Total current assets	1,933	3,012
Operating lease right-of-use assets	839	849
Property and equipment, net	774	674
Other non-current assets	34	35
Total assets	$3,580	$4,570
Liabilities and Stockholders' Deficit:
Current liabilities
Accounts payable	$1,204	$1,166
Other current liabilities	868	1,051
Total current liabilities	2,072	2,217
Long-term debt	3,137	3,052
Operating lease liabilities, net of current	893	892
Other non-current liabilities	28	28
Total liabilities	6,130	6,189
Stockholders’ deficit:
Convertible preferred stock, $0.001 par value per share: 10,000,000 shares authorized and none issued at December 31, 2022 and 2021	—	—
Class A common stock, par value $0.001 per share, 500,000,000 shares authorized, 82,903,862 and 79,150,937 shares issued and outstanding at December 31, 2022 and 2021	—	—
Class B common stock, par value $0.001 per share, 164,000,000 shares authorized, 25,691,397 and 25,691,761 shares issued and outstanding at December 31, 2022 and 2021	—	—
Additional paid-in capital	737	337
Accumulated deficit	(3,280)	(1,949)
Accumulated other comprehensive loss	(7)	(7)
Total stockholders' deficit	(2,550)	(1,619)
Total liabilities and stockholders' deficit	$3,580	$4,570

WAYFAIR INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in millions, except per share data)
Net revenue (1)	$3,101	$3,252	$12,218	$13,708
Cost of goods sold (2)	2,208	2,371	8,802	9,813
Gross profit	893	881	3,416	3,895
Operating expenses:
Customer service and merchant fees (2)	163	152	632	584
Advertising	406	345	1,473	1,378
Selling, operations, technology, general and administrative (2)	655	580	2,625	2,015
Impairment and other related net charges	(1)	—	39	12
Restructuring charges	—	—	31	—
Total operating expenses	1,223	1,077	4,800	3,989
Loss from operations	(330)	(196)	(1,384)	(94)
Interest expense, net	(8)	(8)	(27)	(32)
Other expense, net	(4)	(3)	(4)	(4)
Gain on debt extinguishment	—	—	96	—
Loss before income taxes	(342)	(207)	(1,319)	(130)
Provision (benefit) for income taxes, net	9	(5)	12	1
Net loss	$(351)	$(202)	$(1,331)	$(131)
Loss per share:
Basic	$(3.26)	$(1.92)	$(12.54)	$(1.26)
Diluted	$(3.26)	$(1.92)	$(12.54)	$(1.26)
Weighted-average number of shares of common stock outstanding used in computing per share amounts:
Basic	108	105	106	104
Diluted	108	105	106	104

(1) The following tables present net revenue attributable to our reportable segments for the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in millions)
U.S. net revenue	$2,686	$2,735	$10,464	$11,249
International net revenue	415	517	1,754	2,459
Total net revenue	$3,101	$3,252	$12,218	$13,708

(2) Includes equity-based compensation and related taxes as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in millions)
Cost of goods sold	$3	$3	$11	$12
Customer service and merchant fees	9	8	34	27
Selling, operations, technology, general and administrative	147	99	482	335
Total equity-based compensation and related taxes	$159	$110	$527	$374

WAYFAIR INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
	2022	2021
	(in millions)
Cash flows (for) from operating activities:
Net loss	$(1,331)	$(131)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation and amortization	371	322
Equity-based compensation expense	513	344
Amortization of discount and issuance costs on convertible notes	8	7
Impairment and other related net charges	39	12
Gain on debt extinguishment	(96)	—
Other non-cash adjustments	41	6
Changes in operating assets and liabilities:
Accounts receivable, net	(48)	(118)
Inventories	(21)	(17)
Prepaid expenses and other current assets	26	(28)
Other assets	1	—
Accounts payable and other current liabilities	(177)	9
Other liabilities	—	4
Net cash (used in) provided by operating activities	(674)	410

Cash flows from (for) investing activities:
Purchase of short- and long-term investments	(430)	(989)
Sale and maturities of short- and long-term investments	889	749
Purchase of property and equipment	(186)	(101)
Site and software development costs	(272)	(179)
Other investing activities, net	—	5
Net cash provided by (used in) investing activities	1	(515)

Cash flows from (for) financing activities:
Repurchase of common stock	(75)	(300)
Proceeds from issuance of convertible notes, net of issuance costs	678	—
Premiums paid for capped call confirmations	(80)	—
Payment of principal upon maturity of convertible debt	(3)	—
Payments to extinguish convertible debt	(504)	—
Other financing activities, net	—	(3)
Net cash provided by (used in) financing activities	16	(303)
Effect of exchange rate changes on cash and cash equivalents	1	(16)
Net decrease in cash and cash equivalents	(656)	(424)

Cash and cash equivalents:
Beginning of year	1,706	2,130
End of year	$1,050	$1,706

Non-GAAP Financial Measures
To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted Diluted (Loss) Earnings per Share, and Free Cash Flow. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure in this earnings release.
Adjusted EBITDA is a non-GAAP financial measure that is calculated as net loss before depreciation and amortization, equity-based compensation and related taxes, interest expense, net, other expense, net, provision (benefit) for income taxes, net, non-recurring items and other items not indicative of our ongoing operating performance. We have included Adjusted EBITDA in this earnings release because it is a key measure used by our management and our board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis as these costs may vary independent of business performance. For instance, we exclude the impact of equity-based compensation and related taxes as we do not consider this item to be indicative of our core operating performance. Investors should, however, understand that equity-based compensation and related taxes will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Adjusted Diluted (Loss) Earnings per Share is a non-GAAP financial measure that is calculated as net loss plus equity-based compensation and related taxes, provision (benefit) for income taxes, net, non-recurring items and other items not indicative of our ongoing operating performance, and, if dilutive, interest expense associated with convertible debt instruments under the if-converted method divided by the weighted-average number of shares of common stock used in the computation of diluted loss per share. We believe that these adjustments to our adjusted diluted net income before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.
Free Cash Flow is a non-GAAP financial measure that is calculated as net cash used in or provided by operating activities less net cash used to purchase property and equipment and site and software development costs (collectively, "Capital Expenditures"). We believe Free Cash Flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that Free Cash Flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
We calculate forward-looking non-GAAP Adjusted EBITDA based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP net loss. We do not attempt to provide a reconciliation of forward-looking non-GAAP Adjusted EBITDA guidance to forward looking GAAP net loss because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.
The non-GAAP measures have limitations as analytical tools. We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.

The following table reflects the reconciliation of net loss to Adjusted EBITDA for each of the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in millions)
Reconciliation of Adjusted EBITDA:
Net loss	$(351)	$(202)	$(1,331)	$(131)
Depreciation and amortization	101	82	371	322
Equity-based compensation and related taxes	159	110	527	374
Interest expense, net	8	8	27	32
Other expense, net	4	3	4	4
Provision (benefit) for income taxes, net	9	(5)	12	1
Other:
Impairment and other related net charges (1)	(1)	—	39	12
Restructuring charges (2)	—	—	31	—
Gain on debt extinguishment (3)	—	—	(96)	—
Adjusted EBITDA	$(71)	$(4)	$(416)	$614

(1)	In the year ended December 31, 2022, we recorded $40 million of lease impairment and other related charges related to changes in market conditions around future sublease income for one of our office locations in the U.S. In the fourth quarter of 2022, we recorded a $9 million recovery related to the termination of the lease. Additionally, we recorded an impairment charge of $8 million related to construction in progress assets at an International warehouse. In the year ended December 31, 2021, we recorded $12 million of customer service center impairment and other related charges related to our plan to consolidate customer service centers in identified U.S. locations.
(2)	In the year ended December 31, 2022, we recorded a $31 million charge to restructuring charges for severance costs associated with the August 2022 workforce reductions.
(3)	In the year ended December 31, 2022, we recorded a $96 million gain on debt extinguishment upon repurchase of $375 million aggregate principal amount of our 2024 Notes and $229 million aggregate principal amount of our 2025 Notes.
The following table presents Adjusted EBITDA attributable to our segments, and the reconciliation of net loss to Adjusted EBITDA is presented in the preceding table:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in millions)
Segment Adjusted EBITDA:
U.S.	$11	$65	$(98)	$782
International	(82)	(69)	(318)	(168)
Adjusted EBITDA	$(71)	$(4)	$(416)	$614

A reconciliation of the numerator and denominator for diluted loss per share, the most directly comparable GAAP financial measure, to the numerator and denominator for Adjusted Diluted (Loss) Earnings per Share, in order to calculate Adjusted Diluted (Loss) Earnings per Share is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in millions, except per share data)
Numerator:
Numerator for diluted loss per share - net loss available to common stockholders after the effect of dilutive securities	$(351)	$(202)	$(1,331)	$(131)
Adjustments to net loss
Interest expense associated with convertible debt instruments	—	—	—	20
Equity-based compensation and related taxes	159	110	527	374
Provision (benefit) for income taxes, net	9	(5)	12	1
Other:
Impairment and other related net charges	(1)	—	39	12
Restructuring charges	—	—	31	—
Gain on debt extinguishment	—	—	(96)	—
Numerator for Adjusted Diluted (Loss) Earnings Per Share - Adjusted net (loss) income	$(184)	$(97)	$(818)	$276
Denominator:
Denominator for diluted loss per share - weighted-average number of shares of common stock outstanding after the effect of dilutive securities	108	105	106	104
Adjustments to effect of dilutive securities:
Restricted stock units	—	—	—	3
Convertible debt instruments	—	—	—	12
Denominator for Adjusted Diluted (Loss) Earnings per Share - Adjusted weighted-average number of shares of common stock outstanding after the effect of dilutive securities	108	105	106	119
Diluted loss per share	$(3.26)	$(1.92)	$(12.54)	$(1.26)
Adjusted Diluted (Loss) Earnings per Share	$(1.71)	$(0.92)	$(7.71)	$2.32

The following table presents a reconciliation of net cash provided by or used in operating activities to Free Cash Flow for each of the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in millions)
Net cash provided by (used in) operating activities	$98	$89	$(674)	$410
Purchase of property and equipment	(50)	(24)	(186)	(101)
Site and software development costs	(67)	(50)	(272)	(179)
Free Cash Flow	$(19)	$15	$(1,132)	$130

Quarterly Financial Metrics (Unaudited)
The following tables set forth selected financial quarterly metrics and other financial and operations data for the eight quarters ended December 31, 2022:

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
	(in millions)
Segment Financial Metrics:
U.S. Net Revenue	$2,686	$2,440	$2,796	$2,542	$2,735	$2,595	$3,098	$2,821
U.S. Adjusted EBITDA	$11	$(51)	$(28)	$(30)	$65	$167	$323	$227
International Net Revenue	$415	$400	$488	$451	$517	$526	$759	$657
International Adjusted EBITDA	$(82)	$(73)	$(80)	$(83)	$(69)	$(66)	$(12)	$(21)

The following table reflects the reconciliation of net (loss) income to Adjusted EBITDA for each of the periods indicated:

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
	(in millions)
Net (loss) income	$(351)	$(283)	$(378)	$(319)	$(202)	$(78)	$131	$18
Depreciation and amortization	101	94	91	85	82	82	77	81
Equity-based compensation and related taxes	159	123	133	112	110	89	88	87
Interest expense, net	8	5	6	8	8	8	9	7
Other expense (income), net	4	1	(1)	—	3	(4)	2	3
Provision (benefit) for income taxes, net	9	1	1	1	(5)	4	4	(2)
Other:
Impairment and other related net charges (1)	(1)	—	40	—	—	—	—	12
Restructuring charges (2)	—	31	—	—	—	—	—	—
Gain on debt extinguishment (3)	—	(96)	—	—	—	—	—	—
Adjusted EBITDA	$(71)	$(124)	$(108)	$(113)	$(4)	$101	$311	$206

(1)	In the year ended December 31, 2022, we recorded $40 million of lease impairment and other related charges related to changes in market conditions around future sublease income for one of our office locations in the U.S. In the fourth quarter of 2022, we recorded a $9 million recovery related to the termination of the lease. Additionally, we recorded an impairment charge of $8 million related to construction in progress assets at an International warehouse. In the year ended December 31, 2021, we recorded $12 million of customer service center impairment and other related charges related to our plan to consolidate customer service centers in identified U.S. locations.
(2)	In the year ended December 31, 2022, we recorded a $31 million charge to restructuring charges for severance costs associated with the August 2022 workforce reductions.
(3)	In the year ended December 31, 2022, we recorded a $96 million gain on debt extinguishment upon repurchase of $375 million aggregate principal amount of our 2024 Notes and $229 million aggregate principal amount of our 2025 Notes.